Exhibit 99.2

Second-Quarter 2013 CFO Commentary

As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and the second quarter of last year.  Any discussion of our results will exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and Non-GAAP results, please refer to our earnings release or the earnings reconciliation found at the end of this document.

The following second quarter as reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the Form 10-Q for the quarterly periods ended March 30, 2013 and June 29, 2013, as well as the company's consolidated financial statements and related notes appearing in the company's 2012 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Second-Quarter Summary

Arrow had a very strong second quarter, as revenues of $5.3 billion were at the high end of our guidance and diluted earnings per share of $1.12 was well in excess of our expectations.  Both businesses continue to push forward with our long term strategic initiatives while managing well the short term tactical aspects of the business.  Cash flow generation in the second quarter was also very strong at $334 million.  Solid execution in our components business led to all regions posting sales growth above normal seasonality.  Our enterprise computing solutions business continues to produce record results with strong organic growth year over year.

In global components, sales of $3.4 billion were ahead of expectations.   In the Americas, core sales advanced 4% versus the prior quarter, though still below the year-ago level reflecting the ongoing macroeconomic challenges.  In Europe, we saw a better than seasonal trend in sales growth, as core sales in constant currency increased 3% in this region in a quarter with normal seasonality down 8%.  Sales in Europe are still down versus the year-ago period, though the rate of year over year decline has lessened.  Asia Pacific also experienced strong sales momentum, with core growth of 13% year over year.   Broad based geographic strength drove a 17% gain in core sales quarter over quarter.  Book to bill remains above 1 globally for the third consecutive quarter.

Our enterprise computing solutions business continues to outperform the markets we serve, with our 14th consecutive quarter of organic growth.  Sales of $1.9 billion were up 12% year over year with strong contributions from both regions.  In the Americas, sales grew 10% year over year and were slightly ahead of our expectations.  Sequential growth in the North American value-added business was in line with normal seasonality, following a very strong first quarter.  Our European sales were also at the high end of expectations and normal seasonality.  Year-over-year sales growth of 18% was driven by broad-based strength across the region, as the expansion of our matrix strategy, including the Altimate acquisition, continues to produce results.  With solid improvement in both regions, our second quarter operating margin of 4.2% reached a level not achieved since the second quarter of 2008.

Consolidated Overview – Second Quarter

P&L Highlights*	Q2 2013	Y/Y Change	Y/Y Change Adjusted for Acquisitions	Q/Q Change
Sales	$5,306	+3%	+1%	+9%
Gross Profit Margin	13.0%	-30bps	-40bps	-20bps
Operating Expense/Sales	9.5%	+10bps	Flat	-50bps
Operating Income	$186.1	-8%	-8%	+17%
Operating Margin	3.5%	-40bps	-30bps	+20bps
Net Income	$116.9	-6%	-5%	+22%
Diluted EPS	$1.12	+1%	+2%	+26%

* $ in millions, except per share data, may reflect rounding

•	Second quarter sales of $5.3 billion were at the high end of our guidance
o	Increased 3% year over year and 9% sequentially
o	Adjusted for the impact of acquisitions and foreign currency, sales were flat year over year
•	Consolidated gross profit margin was 13.0%
o	Decreased 30 basis points year over year primarily due to a change in geographic mix
▪	Decreased 20 basis points sequentially, in line with normal seasonal trends due to the increased contribution from the ECS business
o
Adjusted for the impact of acquisitions and foreign currency, gross profit margins decreased by approximately 30 basis points year over year due to the increase in sales mix of our ECS and Asia components businesses

•	Operating expenses as a percentage of sales were 9.5%
o	Increased 10 basis points year over year and declined 50 basis points sequentially
▪	On an absolute dollar basis, operating expenses were up 4% year over year on a reported basis and increased 1% year over year when adjusted for the impact of acquisitions and foreign currency
•	Operating income was $186.1 million
o	Decreased 8% year over year as reported and as adjusted for the impact of acquisitions
o	Increased 17% sequentially, or nearly 2x the growth in sales

•	Operating income as a percentage of sales was 3.5%
o	Decreased 40 basis points year over year as reported and 30 basis points adjusted for the impact of acquisitions
o	Increased 20 basis points sequentially
•	Effective tax rate for the quarter was 26.3%
•	Net income was $116.9 million
o	Decreased 6% year over year as reported and 5% as adjusted for the impact of acquisitions
o	Increased 22% sequentially
o	Net income for both 2012 and 2013 includes intangible amortization expense of approximately $7 million, net of tax
•	Earnings per share were $1.13 and $1.12 on a basic and diluted basis, respectively
o	Diluted EPS for both 2012 and 2013 includes intangible amortization expense of approximately $.07
o	Increased 26% sequentially
o	Diluted EPS increased 1% year over year

Global Components

Sales ($ in millions)

•	Sales decreased 2% year over year and increased 6% sequentially
•	Gross margin declined 30 basis points year over year due primarily to a change in geographic mix, as Asia Pacific growth continues to outpace the other regions
o	Sequentially, gross margin declined 30 basis points
o	Adjusted for the impact of acquisitions and foreign currency, gross margin declined 40 basis points year over year due to the aforementioned change in geographic mix
•	Book-to-bill was above one on a global basis for the third consecutive quarter
o	Above parity in all regions
•	Leading indicators, including lead times and cancellation rates, are in line with historical norms
•	Operating profit declined 18% year over year
o	Operating margin of 4.1% decreased 80 basis points year over year as reported and as adjusted for the impact of acquisitions
•	Return on working capital declined 500 basis points year over year

Americas Components Region

Sales ($ in millions)

•	Sales decreased 4% year over year and increased 4% sequentially
o	Sales above normal seasonality on a sequential basis
•	Lighting growth continues to be very robust, increasing 21% year over year and 15% sequentially
•	PEMCO initiatives continue to gain momentum, with sales increasing 1% year over year and 5% sequentially
•	Operating income decreased 13% year over year
o	Operating margin declined 60 basis points year over year
•	Looking ahead to the third quarter, we expect sales in our core Americas components business to be at the midpoint of normal seasonality

Europe Components Region

Sales ($ in millions)

•	Sales declined 9% year over year and increased 2% sequentially
o	Adjusted for the impact of foreign currency, sales declined 11% year over year and increased 3% sequentially
o	Sales in our core business were significantly ahead of normal seasonality
•	Lighting and automotive vertical market growth continues to outperform the broader market, growing 16% and 5% year over year, respectively
•	Operating income declined 22% year over year
o	Operating margin declined 50 basis points year over year
•	Looking ahead to the third quarter, we expect sales in our core European components business to be at the midpoint of normal seasonality

Asia Pacific Components Region

Sales ($ in millions)

•	Sales increased 10% year over year and 15% sequentially
o	Sales in our core Asia business well above normal seasonality
▪	Core Asia sales increased 13% year over year, driven by broad-based strength across the region
•	PEMCO sales increased 6% year over year and 10% sequentially
•	The mobile vertical market continues to show outstanding growth, increasing 168% year over year and 70% sequentially
o	Transportation grew a strong 37% year over year
•	Operating profit decreased 6% year over year primarily due to a change in product mix
o	Operating margin decreased 40 basis points year over year
•	Looking ahead to the third quarter, we expect sales in our core Asia Pacific components business to be at the low end of normal seasonality

Global Enterprise Computing Solutions

Sales ($ in millions)

•	Sales increased 12% year over year and 15% sequentially
o	Record level revenue for any second quarter
o	Adjusted for the impact of acquisitions and foreign currency, sales increased 7% year over year
▪	14th consecutive quarter of year-over-year organic growth
o	Strong year-over-year growth in storage (+18%), industry-standard servers (+16%), services (+12%), and software (+9%)
o	Network, security, and infrastructure increased 22%, 13%, and 10% year over year, respectively
•	Gross margin decreased 10 basis points year over year driven primarily by changes in product mix
o	Gross margin was flat on a sequential basis
•	Operating income increased nearly 2x faster than sales, growing 22% year over year
o	Record level operating income for any second quarter
o	Operating margin was up 30 basis points year over year to 4.2%
▪	Highest second-quarter operating margin since 2008
•	Return on working capital continues to excel

ECS America

Sales ($ in millions)

•	Sales increased 10% year over year and 20% sequentially
o	Sales in our core value-added distribution business in line with normal seasonality
•	Robust double-digit year-over-year growth in storage (+20%), industry-standard servers (+15%), software (+12%), and services (+11%)
o	Security and networking grew 25% and 22%, respectively
•	Operating income increased 25% year over year
o	Operating income grew more than 2.5x faster than sales year over year
o	Operating margin increased 60 basis points year over year
o	Above the mid-point of our long-term target range
•	Looking ahead to the third quarter, we expect sales in our core Americas value-added computing solutions business to be below normal seasonality.

ECS Europe

Sales ($ in millions)

•	Sales increased 18% year over year and 6% sequentially
o	Adjusted for the impact of acquisitions and foreign currency, sales increased 1% year over year
▪	Organic sales growth at high end of normal seasonality on a sequential basis
o	Broad based strength across region
•	Strong year-over-year growth driven by services (+20%), industry-standard servers (+19%), and storage (+10%)
o	Software increased 7% with networking up 22% and infrastructure up 14%
•	Operating profit increased 21% year over year
o	Operating margin increased 10 basis points year over year
•	Looking ahead to the third quarter, we expect sales in our core European value-added computing solutions business to be at the midpoint of normal seasonality

Cash Flow and Balance Sheet Highlights

•	Cash Flow from Operations

Cash generated from operating activities in the second quarter was $334 million and $519 million on a trailing twelve month basis.  We converted more than 116% of GAAP net income to cash over the last twelve months, far exceeding our targeted level.

•	Working Capital

We continue to effectively manage all levers of our working capital throughout the second quarter with working capital to sales of $.15.  Return on working capital is 23.3%.

•	Return on Invested Capital

Return on invested capital of 9.5% in the second quarter was well ahead of our weighted average cost of capital.

•	Share Buyback

In the second quarter we repurchased 5.1 million shares for nearly $200 million.  As of the end of the second quarter, we have nearly completed our most recent share repurchase authorization, bringing the total amount returned to shareholders to $900 million since the beginning of 2010.

•	Debt and Liquidity

Our balance sheet and capital structure remain very strong with conservative debt levels, and a net debt to EBITDA ratio of approximately 2.0x.  Our total liquidity is $2.3 billion when including our cash of $346 million.  Thus, we have the flexibility to continue to take advantage of opportunities in the marketplace.

Third-Quarter 2013 Guidance
Consolidated Sales	$4.9 billion to $5.3 billion
Global Components	$3.35 billion to $3.55 billion
Global ECS	$1.55 billion to $1.75 billion

Diluted Earnings per Share*	$1.14 to $1.26
* Third quarter guidance assumes average diluted shares outstanding of 101.7 million and excludes amortization of intangible assets of $.07 per share.

Arrow Electronics Revenue Seasonality*

Global Components	NAC	EMEA ex FX	AAP
Q1	-2% to +4%	+13% to +19%	-1% to +5%
Q2	-3% to +3%	-5% to -11%	+4% to +10%
Q3	-2% to +4%	-5% to +1%	+3% to +9%
Q4	-4% to +2%	-3% to -9%	-1% to -7%

Global ECS	NA	EMEA ex FX
Q1	-28% to -34%	-21% to -27%
Q2	+20% to +26%	+1% to +7%
Q3	-2% to -8%	-12% to -18%
Q4	+28% to +34%	+59% to +65%
* Revenue seasonality based on historical sequential sales growth for 2007-2011 for our traditional components and ECS businesses excluding acquisitions

Risk Factors

The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2012 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject.  If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders and net income per basic and diluted share, each as adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company's efficiency enhancement initiatives, acquisitions, prepayment of debt, and adjustments related to certain tax matters.  A reconciliation of the company's non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company's operating performance and underlying trends in the company's business because management considers the charges, credits, gains and losses referred to above to be outside the company's core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company's financial and operating performance. In addition, the company's Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Earnings Reconciliation
($ in thousands, except per share data)

	Q2 2013	Q1 2013	Q2 2012
Operating income, as Reported	$155,875	$137,552	$188,689
Restructuring, integration, and other charges	30,224	21,610	13,347
Operating income, as Adjusted	$186,099	$159,162	$202,036

Net income attributable to shareholders, as Reported	$89,935	$77,875	$114,383
Restructuring, integration, and other charges	20,688	15,495	9,702
Loss on prepayment of debt	--	2,627	--
Adjustments to tax reserves
Income tax	5,362	--	--
Interest (net of taxes)	939	--	--
Net income attributable to shareholders, as Adjusted	$116,924	$95,997	$124,085

Diluted EPS, as Reported	$.86	$.72	$1.02
Restructuring, integration, and other charges	.20	.14	.09
Loss on prepayment of debt	--	.02	--
Adjustments to tax reserves
Income tax	.05	--	--
Interest (net of taxes)	.01	--	--
Diluted EPS, as Adjusted	$1.12	$.89	$1.11

The sum of the components for diluted EPS, as Adjusted, may not agree to totals, as presented, due to rounding.

Earnings Reconciliation

References to restructuring and other charges refer to the following incremental charges taken in the periods indicated:

Q2-13 Restructuring, Integration, and Other Charges:  During the second quarter of 2013, the company recorded restructuring, integration, and other charges of $30.2 million ($20.7 million net of related taxes or $.20 per share on both a basic and diluted basis).

Q2-13 Adjustments to Tax Reserves:  During the second quarter of 2013, the company recorded an increase in the provision for income taxes of $5.4 million ($.05 per share on both a basic and diluted basis) and an increase in interest expense of $1.5 million ($.9 million net of related taxes or $.01 per share on both a basic and diluted basis) relating to adjustments to tax reserves for ongoing international tax audits.

Q1-13 Restructuring, Integration, and Other Charges:  During the first quarter of 2013, the company recorded restructuring, integration, and other charges of $21.6 million ($15.5 million net of related taxes or $.15 and $.14 per share on a basic and diluted basis, respectively).

Q1-13 Loss on Prepayment of Debt:  During the first quarter of 2013, the company recorded a loss on prepayment of debt of $4.3 million ($2.6 million net of related taxes or $.02 per share on both a basic and diluted basis).

Q2-12 Restructuring, Integration, and Other Charges:  During the second quarter of 2012, the company recorded restructuring, integration, and other charges of $13.3 million ($9.7 million net of related taxes or $.09 per share on both a basic and diluted basis).